UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2006

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01. Entry into a Material Definitive Agreement

     On June 30, 2006, Eagle Materials Inc. (the “Company”) entered into a Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”) with the banks and financial institutions party thereto, including JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. and Branch Banking and Trust Company, as co-syndication agents and Wells Fargo Bank, N.A. and Union Bank of California, N.A. as co-documentation agents. Under the terms of the Fifth Amendment, the margins applicable to borrowings under the line of credit were reduced so that borrowings under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either: (a) the higher of the JPMorgan Chase Bank prime rate, or the federal funds rate plus 0.5%; or (b) the Eurodollar deposit rate in the London interbank market, plus a margin equal to 0.550% to 1.0%, depending on the ratio of our consolidated debt to consolidated EBITDA. The commitment fee applicable to the unused portion of the line of credit was also reduced to 0.100% to 0.200% of the unused commitment, depending on the ratio of our consolidated debt to consolidated EBITDA. In addition, the Fifth Amendment extends the maturity date of Credit Agreement to June 30, 2011.

     The Fifth Amendment is being filed with this current report on Form 8-K as Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 30, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President–Finance and Treasurer

Date: July 6, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 30, 2006.